SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2020

Date of Report (Date of earliest event reported)

ODYSSEY GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

333-200785

(Commission File Number)

Nevada	47-1022125
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2372 Morse Ave., Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

(619) 832-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Symbol	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 par value)	ODYY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 9, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Odyssey Group International, Inc. (the “Company”) and management, in consultation with the Board, the Company’s current independent registered public accounting firm, BDO USA, LLP, and the Company’s former independent registered public accounting firm, Piercy Bowler Taylor and Kern (“PBTK”), has concluded that the following previously filed financial statements of the Company should not be relied upon:

(i)	the audited financial statements for the fiscal year-ended July 31, 2019 and PBTK’s report thereon;
(ii)	the unaudited condensed financial statements as of and for each of the interim periods ended October 31, 2019, January 31, 2019, and April 30, 2020 (the “Affected Reports”).

Similarly, any press releases, earnings releases, and investor communications describing the Company’s financial performance for the above-referenced periods should no longer be relied upon.

The non-reliance conclusion with respect to fiscal year end 2019 and interim 2020 financial statements included in the Affected Reports resulted from the determination that the research and developments costs capitalized in the intangible assets should be recognized as research and development expenses to be in compliance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 730 Research and Development (ASC 730-10-25-2(c)). Pursuant to ASC 730-10-25-2(c), intangibles purchased from others for use in particular research and development projects and that have no alternative future use, in research and development or otherwise, represent costs of research and development as acquired, and therefore are expensed when incurred. In the Affected Reports, the Company recorded such development cost as intangible assets. The adjustments required to correct the foregoing treatment of such costs will result in a non-cash increase in research & development expense and a decrease of net intangible assets for the fiscal year ended July 31, 2019. For the nine months ended April 30, 2020, general and administrative expense will be reduced due to a reduction in amortization expense related to the intangible assets. Also, in preparation of its year end accounting, management discovered that restricted stock expense as previously reported for the three months ended April 30, 2020 was overstated.

The Company will, as soon as is practicable, make the appropriate adjustments to the above referenced Affected Reports by filing with the SEC amendments to the Reports which, in each case, will include restated financial statements and notes thereto and any other appropriate revisions. Determination of the impact of the errors described above are subject to continued analysis by management and our auditors and could change based on further review and analysis of the Affected Periods. The Company, when restating the previously filed financial statements, may also correct other previously identified errors determined to be immaterial.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this Report. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. The Company cannot assure that the forward-looking statements in this Report will prove to be accurate. The Company cautions its investors not to place undue reliance upon forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

NA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY GROUP INTERNATIONAL, INC.

Date: October 15, 2020	By:	/s/ Joseph Michael Redmond
Name: Joseph Michael Redmond
Title: Chief Executive Officer

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